Exhibit 99.1

Cycurion Beats Consensus on Revenue and EPS; Gross Margin Improves Nearly 5x as Company Positions for Stronger Second Half

Revenue and EPS Beat Consensus • Gross Margin Improves Nearly 5x • Landmark $54.6 Million Contract and Strategic Acquisitions Drive Path to ~$30 Million Revenue Run Rate

McLean, Virginia – August 14, 2026 – Cycurion, Inc. (NASDAQ: CYCU) ("Cycurion" or the "Company"), a leader in AI-driven cybersecurity, national security, and public safety technology solutions, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•Revenue of $3.8 million, exceeding Wall Street consensus of $3.62 million (essentially flat versus $3.9 million in the second quarter of 2025)
•Gross profit of $1.1 million (29.1% gross margin), a nearly five-fold increase from $0.2 million (6.1% margin) in the prior-year period
•EPS of $(0.41), beating consensus of $(0.56); net loss of $(4.0) million, improved from $(5.3) million in the second quarter of 2025
•Adjusted EBITDA of $(1.4) million, improved from $(2.1) million in the prior-year quarter
•Net debt dropped 28% to $5.8 million from $8.1 million year-over-year
"The second quarter represents a historic turning point for Cycurion," said Kevin Kelly, Chairman and Chief Executive Officer. "We beat Wall Street estimates on both revenue and earnings, gross margins expanded dramatically and we secured the largest contract in Company history while closing transformative acquisitions. Reaching an estimated $30 million revenue run rate validates our strategic vision. Our new $54.6 million, 10-year contract with a global consulting firm, together with the acquisitions of Secuvant and Kustom's video solutions, provide strong, visible cash flows. We are deliberately shifting toward higher-margin cybersecurity, managed services, and strategic consulting across federal, state, and local government markets."
Strategic and Operational Momentum
Largest Contract in Company History
In July 2026, Cycurion secured a $54.6 million, 10-year award with a global consulting firm to modernize and securely operate a major Health and Human Services system for a state government agency. The agreement is expected to generate more than $5 million in annual recurring revenue, with work scheduled to commence in November 2026.
Transformative Acquisitions
The acquisitions of Secuvant, LLC and Kustom Entertainment Inc.'s video solutions business significantly expand Cycurion's capabilities, customer base, and addressable market. These transactions create meaningful cross-selling opportunities across government, enterprise, and public safety customers and contribute to the Company's estimated $30 million revenue run rate.

Accelerating Government Momentum
Cycurion continues to expand aggressively across federal, state, and local government markets:
•State & Local Government: Pursuing multi-year awards representing approximately $5 million in potential contract revenue (including ~$1.8 million in potential first-year revenue). Key initiatives include AI-enhanced CAD/911 public safety systems, cybersecurity assessments for a major tollway authority, and health and human services modernization.
•Federal Government: Generated more than $500,000 in network infrastructure services revenue year-to-date and expects to reach approximately $1 million for full-year 2026. Current work includes VoIP implementation for a large federal agency and ongoing networking and cybersecurity infrastructure support across multiple federal customers.
•Statewide Term Contracts & MSAs: Actively pursuing Master Services Agreements and IDIQ vehicles with a major U.S. municipality and the states of Florida, Illinois, Vermont, and North Carolina. These multi-year vehicles position Cycurion to deliver organizational management, cybersecurity, internal audit, data analytics, and IT solutions on an as-needed basis.
Robust Sales Pipeline
As of early August 2026, Cycurion is actively pursuing 122 open opportunities representing approximately $34 million in potential additional first-year contract value, including approximately $11 million in late-stage pursuits. The Company has already closed 41 new awards year-to-date in 2026, building a growing base of long-term contracts and expanding relationships within existing customers.
Cost Discipline and Balance Sheet Strength
Cycurion continues to execute cost-reduction initiatives expected to generate more than $2.2 million in annualized savings, with meaningful benefits already reflected in first-half 2026 results. Combined with a 28% reduction in net debt, the Company enters the second half of 2026 with improved operating leverage and a strengthened balance sheet.
Outlook
Cycurion enters the second half of 2026 from a position of strength, with significantly increased revenue visibility and a clear path to higher contribution from recent wins. The third quarter is already off to a strong start, supported by record-breaking new contracts that commenced late in the second quarter of 2026 or are scheduled to begin throughout the remainder of 2026. The Company’s landmark $54.6 million contract is set to commence in November, providing visible recurring revenue in the fourth quarter, while the acquisitions of Secuvant, LLC and Kustom Entertainment Inc.'s video solutions business continue to expand the customer base and contribute to the estimated $30 million revenue run rate. Combined with ongoing cost controls and a robust pipeline of 122 opportunities, management expects these factors to support improved operating performance in the second half of 2026 and into 2027. The Company remains focused on disciplined execution, profitable growth, and delivering long-term value for shareholders.

About Cycurion
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.
About Secuvant
Secuvant is an independent IT security firm providing enterprise-grade cybersecurity services, risk management, and managed solutions to mid-market organizations. Founded in 2014, it specializes in managed security services, threat and vulnerability management and compliance using its Cyber7™ framework. For more information, visit www.secuvant.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion's business.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction contemplated by the binding agreement, including the likelihood, timing, structure or consummation of the transaction; the anticipated benefits of the transaction; the acceleration of the Company's inorganic growth strategy; the continued execution on the Company's backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, risks related to customer performance and satisfaction, contract modifications, delays or terminations, and the Company’s ability to fulfill contractual obligations, the outcomes of the Company's investigations, any potential legal proceedings, or the future performance of the Company's stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion's plans and expectations as of any subsequent date.
Non-GAAP Financial Measures
This release includes non-GAAP financial measures (EBITDA and Adjusted EBITDA). These measures are provided for supplemental informational purposes only and should not be considered substitutes for GAAP results. A reconciliation of net loss to EBITDA and Adjusted EBITDA is included in the Company’s full earnings materials filed with the SEC.
In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP financial measures of EBITDA, and Adjusted EBITDA are useful in evaluating our operating performance. We believe that this non-GAAP financial information, when taken collectively with our GAAP results, may be helpful to readers of our financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Cycurion believes that EBITDA and Adjusted EBITDA provide the Board of Directors, management and investors with a clear representation of the Company's core operating performance and trends, provide greater visibility into the long-term financial performance of the Company, and eliminate the impact of items that do not relate to the ongoing operating performance of the business. Cycurion believes these non-GAAP financial measures facilitate the comparison of the Company's operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the

Company's results of operations in any particular period. When viewed in combination with the Company's results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company's results of operations. EBITDA and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as an alternative to net (loss)/income, earnings per share or operating expenses, as determined by GAAP. The Company defines EBITDA as net (loss)/income, adjusted for interest expense, provision for/(benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for stock-based compensation expense, gain/(loss) on debt settlement, acquisition and transaction costs and other one-time expenses that are not part of the normal operating activities.
EBITDA and Adjusted EBITDA each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Other companies in the Company's industry may calculate Adjusted EBITDA differently than Cycurion does, which limits its usefulness as a comparative measure. Because of these limitations, neither EBITDA or Adjusted EBITDA should be considered as a replacement for net (loss)/income, or as a measure of profitability. Cycurion compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.
Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com
Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

Quarterly Results of Operations and Non-GAAP Financial Measures
(Unaudited)

Quarterly Consolidated Results of Operations
	For the Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Revenue	$3,757,076	$3,268,620	$3,887,915
Cost of revenue	2,663,739	2,580,262	3,651,978
Gross profit	1,093,337	688,358	235,937
Gross margin	29.1%	21.1%	6.1%
Operating expenses:
Selling, general and administrative expenses	2,641,320	2,743,695	2,313,343
Stock compensation expenses	336,722	315,833	1,012,443
Business combination expenses	—	—	676,228
Total operating expenses	2,978,042	3,059,528	4,002,014
Operating loss	(1,884,705)	(2,371,170)	(3,766,077)
Interest income	3,506	14,236	—
Interest expense	(227,941)	(204,852)	(615,392)
Loss on debt settlement, net	(1,930,427)	—	(907,983)
Other expense	—	—	(962)
Other expense, net	(2,154,862)	(190,616)	(1,524,337)
Loss before income taxes	(4,039,567)	(2,561,786)	(5,290,414)
Provision for income tax	—	—	—
Net loss	(4,039,567)	(2,561,786)	(5,290,414)
Less: Net loss attributable to non-controlling interest	283,793	433,324	101,659
Net loss attributable to Cycurion	$(3,755,774)	$(2,128,462)	$(5,188,755)

Quarterly Reconciliation of Net Loss to EBITDA (Non-GAAP) and Adjusted EBITDA (Non-GAAP)
	For the Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Net loss	$(4,039,567)	$(2,561,786)	$(5,290,414)
Interest income	(3,506)	(14,236)	—
Interest expense	227,941	204,852	615,392
Depreciation and amortization	—	—	10,530
EBITDA (Non-GAAP)	(3,815,132)	(2,371,170)	(4,664,492)
Loss on debt settlement, net (1)	1,930,427	—	907,983
Transaction related expenses (2)	75,237	—	676,228
One-time expenses (3)	90,000	—	—
Stock compensation expenses (4)	336,722	315,833	1,012,443
Adjusted EBITDA (Non-GAAP)	$(1,382,746)	$(2,055,337)	$(2,067,838)

(1)Loss on debt settlement, net represents the conversion of the promissory notes primarily related to the deemed issuance cost of preferred stock issued to satisfy default interest obligations.
(2)Acquisition and transaction/business combination costs generally represent professional fees and direct expenses related to acquisitions and public offerings.
(3)One-time expenses represent non-ordinary course costs in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition, such as severance payments, recruiting fees and retention charges.
(4)Stock compensation expense represents a portion of compensation paid to our employees and executives through stock-based instruments.

CYCURION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$1,873,287	$5,255,235
Accounts receivable, net	3,721,520	2,687,479
Prepaid expenses and other current assets	222,886	60,133
Other receivables	133,058	—
Total current assets	5,950,751	8,002,847
Software development costs, net	4,798,981	4,606,981
Goodwill and intangibles	27,617,398	20,842,508
Total non-current assets	32,416,379	25,449,489
Total assets	$38,367,130	$33,452,336
Liabilities and Stockholders' Equity:
Liabilities:
Bank loan-revolving credit line	$2,421,305	$2,933,396
Loans payable - current portion	269,068	669,693
Factoring liability	1,300,470	1,511,678
Convertible notes	2,686,748	192,897
Promissory notes	1,161,960	2,499,662
Loans payable - related parties	123,650	123,650
Accounts payable	1,290,801	1,314,772
Accrued liabilities	7,613,943	4,228,337
Accrued compensation and benefits	1,063,856	919,825
Accrued interest payable	432,748	1,347,787
Excise tax payable	1,167,173	1,167,173
Total current liabilities	19,531,722	16,908,870
Loans payable - non-current portion	627,010	300,000
Total non-current liabilities	627,010	300,000
Total liabilities	20,158,732	17,208,870
Stockholders' Equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized)
Series A convertible preferred stock ($0.0001 par value, 110,000 shares designated, 0 and 0 issued and outstanding, respectively)	—	—
Series B convertible preferred stock ($0.0001 par value, 3,000 shares designated, 0 and 1 issued and outstanding, respectively)	—	—
Series C convertible preferred stock ($0.0001 par value, 5,000 shares designated, 2,547 and 4,851 issued and outstanding, respectively)	—	—
Series D convertible preferred stock ($0.0001 par value, 6,666,700 shares designated, 150,000 and 150,000 issued and outstanding, respectively)	15	15
Series E convertible preferred stock ($0.0001 par value, 100 shares designated, 51 and 51 issued and outstanding, respectively)	—	—
Series F convertible preferred stock ($0.0001 par value, 10,000 shares designated, 0 and 0 issued and outstanding, respectively)	—	—
Series G convertible preferred stock ($0.0001 par value, 10,000 shares designated, 143 and 143 issued and outstanding, respectively)	—	—
Series H convertible preferred stock ($0.0001 par value, 10,000 shares designated, 1,900 and 0 issued and outstanding, respectively)	—	—
Series I convertible preferred stock ($0.0001 par value, 888,888 shares designated, 888,888 and 0 issued and outstanding, respectively)	89	—
Common stock ($0.0001 par value, 300,000,000 shares authorized, 11,889,767 and 3,642,501 shares issued and outstanding, respectively)	1,189	364
Additional paid in capital	55,545,133	46,979,762
Accumulated deficit	(32,763,317)	(26,879,081)
Total stockholders' equity attributable to Cycurion	22,783,109	20,101,060
Deficit attributable to noncontrolling interests	(4,574,711)	(3,857,594)
Total stockholders' equity	18,208,398	16,243,466
Total liabilities and stockholders’ equity	$38,367,130	$33,452,336

CYCURION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$3,757,076	$3,887,915	$7,025,696	$7,757,965
Cost of revenue	2,663,739	3,651,978	5,244,001	6,844,265
Gross profit	1,093,337	235,937	1,781,695	913,700
Operating expenses:
Selling, general and administrative expenses	2,641,320	2,313,343	5,385,015	2,650,716
Stock compensation expenses	336,722	1,012,443	652,555	1,012,443
Business combination expenses	—	676,228	—	11,114,122
Total operating expenses	2,978,042	4,002,014	6,037,570	14,777,281
Operating loss	(1,884,705)	(3,766,077)	(4,255,875)	(13,863,581)
Other income/(expenses):
Interest income	3,506	—	17,742	—
Interest expense	(227,941)	(615,392)	(432,793)	(794,283)
Loss on debt settlement, net	(1,930,427)	(907,983)	(1,930,427)	(766,330)
Other expense, net	—	(962)	—	(114,706)
Other expenses, net	(2,154,862)	(1,524,337)	(2,345,478)	(1,675,319)
Loss before income taxes	(4,039,567)	(5,290,414)	(6,601,353)	(15,538,900)
Provision for income tax	—	—	—	—
Net loss	(4,039,567)	(5,290,414)	(6,601,353)	(15,538,900)
Less: Net loss attributable to non-controlling interest	283,793	101,659	717,117	101,659
Net loss attributable to Cycurion	$(3,755,774)	$(5,188,755)	$(5,884,236)	$(15,437,241)

Comprehensive loss	$(3,755,774)	$(5,188,755)	$(5,884,236)	$(15,437,241)

Loss per share:
Basic	$(0.41)	$(4.31)	$(0.86)	$(16.55)
Diluted	$(0.41)	$(3.38)	$(0.86)	$(16.45)
Weighted average shares outstanding:
Basic	9,065,675	1,204,462	6,826,267	932,849
Diluted	9,065,675	1,532,549	6,826,267	936,209

CYCURION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(6,601,353)	$(15,538,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expenses	652,555	1,284,777
Stock-based compensation - business combination related	-	9,250,000
Amortization of debt discount	1,187	213,036
Depreciation of property and equipment	-	3,489
Amortization of software development costs	-	17,083
Loss on debt settlement, net	1,930,427	766,330
Finance expense	-	100,000
Changes in assets and liabilities:
Accounts receivable, net and other receivables	(1,010,583)	(1,478,433)
Prepaid expenses and other current assets	(61,498)	45,204
Accounts payable and accrued liabilities	(1,221,050)	(738,998)
Accrued compensation and benefits	(111,386)	(17,042)
Accrued interest payable	247,525	(209,668)
Net cash used in operating activities	(6,174,176)	(6,303,122)
Cash flows from investing activities:
Net cash acquired on business combination	208,014	34,983
Capitalized software development costs	(192,000)	(174,000)
Cash withdrawn from Trust Account in connection with redemption	-	1,001,216
Release of Trust Account to Company's bank account	-	833,324
Net cash provided by investing activities	16,014	1,695,523
Cash flows from financing activities:
Proceeds from exercise of warrants	167	3,664,671
Redemption of common stock subject to redemption	-	(1,001,216)
Proceeds from capital raise	3,288,138	265,504
Repayments of revolving line of credit	(512,091)	(12,900)
Repayment of bank borrowings	-	(155,114)
Proceeds from convertible notes payable	-	2,376,500
Proceeds from notes payable	-	513,200
Repayments of notes payable	-	(70,000)
Net cash provided by financing activities	2,776,214	5,580,645
Net (decrease)/increase in cash and cash equivalents	(3,381,948)	973,046
Cash and cash equivalents, beginning of period	5,255,235	40,790
Cash and cash equivalents, end of period	$1,873,287	$1,013,836